                                                                   EX:15

                                                                   July 31, 2000


                           Accountants' Acknowledgment


         We acknowledge the incorporation by reference in the Registration Statements (Form S-8 No. 333-08833, No. 33-78340 and No. 333-41379) of
OptimumCare Corporation of our report dated July 31, 2000 with respect to the condensed consolidated financial statements of OptimumCare Corporation which appears on page 3 of this Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.





                                      /s/ Lesley, Thomas, Schwarz & Postma, Inc.
                                          A Professional Accountancy Corporation
                                          Newport Beach, California